Exhibit 21

Company	Jurisdiction of Organization

Electronic Data Systems (EDS) de Argentina S.A.	Argentina

EDS (Australia) Pty Limited	Australia

EDS (Australia) Superannuation Fund Pty Ltd	Australia

EDS (Business Process Administration) Pty Limited	Australia

EDS (Operations) Pty Limited	Australia

EDS (Payment Services) Pty Limited	Australia

EDS (Queensland) Pty Ltd	Australia

EDS (Services) Pty Ltd.	Australia

Electronic Data Systems (EDS Austria) GmbH	Austria

EDS Gulf States, WLL	Bahrain

Electronic Data Systems Belgium N.V.	Belgium

Systematics N.V.	Belgium

High Tech Services Insurance, Ltd.	Bermuda

EDS Desenvoluimento de Productos Ltda.	Brazil

EDS-Electronic Data Systems do Brasil Ltda	Brazil

ExcellerateHRO Servicos de Recursos Humanos de Brasil Ltda.	Brazil

EDS Canada Inc.	Canada

EDS Finance Partnership (Canada) L.P.	Canada

ExcellerateHRO Canada Co.	Canada

Insurance Software Solutions Corp. (dba SOLCORP)	Canada

Electronic Data Systems Chile, S.A.	Chile

EDS (China) Co., Ltd.	China

Electronic Data Systems Colombia, S.A.	Colombia

Electronic Data Systems (EDS) de Costa Rica S.A.	Costa Rica

EDS, s.r.o.	Czech Republic

EDS Administrative Services LLC	Delaware

EDS Information Services L.L.C.	Delaware

EDS Japan LLC	Delaware

EDS Safeguard Services LLC	Delaware

ExcellerateHRO LLP	Delaware

The Feld Group	Delaware

ExcellerateHRO World Services LLC	Delaware

EDS Danmark A/S	Denmark

Electronic Data Systems (EDS) Dominicana, S.A.	Dominican Republic

Electronic Data Systems (EDS Ecuador) CIA, LTDA	Ecuador

Electronic Data Systems (Egypt) SAE	Egypt

Electronic Data Systems de El Salvador, Limitada de Capital Variable	El Salvador

E.D.S. International Limited	England

eBreviate UK Limited	England

EDS Credit Services Limited	England

EDS Defence Limited	England

EDS Europe	England

EDS Finance plc	England

EDS Global Field Services Limited	England

Electronic Data Systems Limited	England

Media Accounting Services Limited	England

Electronic Data Systems Limited	England

ExcellerateHRO UK Limited	England

EDS Finland Oy Ab	Finland

EDS (Electronic Data Systems) France S.A.S.	France

EDS Answare S.A.	France

EDS Consulting Services S.A.S	France

EDS Global Field Services France S.A.S	France

EDS Business Solutions GmbH	Germany

EDS Deutschland GmbH	Germany

EDS Global Field Services GmbH	Germany

EDS Mid-Market Solutions GmbH	Germany

EDS Operations Services GmbH	Germany

EDS Schweinfurt GmbH	Germany

EDS Vermögensverwaltungs GmbH & Co. KG	Germany

EDS Verwaltungs GmbH	Germany

ExcellerateHRO Duetschland GmbH	Germany

Systematics Communications GmbH	Germany

Systematics GmbH	Germany

Systematics Network Services GmbH	Germany

ExcellerateHRO Deutschland GmbH	Germany

EDS International (Greece) SA	Greece

Electronic Data Systems (EDS) de Guatemala S.A.	Guatemala

EDS de Honduras, S. De R.L. de C.V.	Honduras

EDS Electronic Data Systems (Hong Kong) Limited	Hong Kong

EDS Electronic Datasystems Hungary Limited	Hungary

EDS-Electronic Data Systems (India) Private Limited	India

P.T. Electronic Data Systems Indonesia	Indonesia

PT Indo-EDS Daya Selaras	Indonesia

EDS Global Field Services Ltd	Ireland

Electronic Data Systems (Ireland) Limited	Ireland

Electronic Data Systems (EDS) Israel, Ltd.	Israel

EDS Consulting Services Italia SpA	Italy

EDS Electronic Data Systems Italia S.p.A.	Italy

EDS Electronic Data Systems Italia Software S.p.A.	Italy

EDS Pubblica Amministrazione S.p.A.	Italy

Istiservice S.p.A.	Italy

Roma Servizi Informatici S.p.A.	Italy

Servizi ICT S.r.l.	Italy

Sistemi Sanitari S.p.A.	Italy

SEDNA - Sviluppo e Didattica nell’azienda S.c.a.rl.	Italy

Japan Systems Company Limited	Japan

JS Engineering	Japan

NK Information Engineering	Japan

Solcorp Japan Co., Ltd.	Japan

EDS (Korea) Ltd.	Korea

EDS Electronic Data System Luxembourg S.A.	Luxembourg

EDS Professionel Secteur Financier (PSF) Luxembourg S.A.	Luxembourg

EDS MSC (Malaysia) Sdn Bhd	Malaysia

Electronic Data Systems IT Services (M) Sdn. Bhd.	Malaysia

E.D.S. de Mexico, Sociedad Anonima de Capital Variable	Mexico

EDS GFS – Unirepair B.V.	Netherlands, The

EDS Global Field Services B.V.	Netherlands, The

Electronic Data Systems (EDS) International B.V.	Netherlands, The

ExcellerateHRO Nederland B.V.	Netherlands, The

E.D.S. Spectrum Corporation	Nevada

E.D.S. World Corporation (Far East)	Nevada

EDS Asia Pacific Services Corporation	Nevada

EDS World Services Corporation	Nevada

EDS (New Zealand) Limited	New Zealand

Electronic Data Systems (EDS) de Nicaragua y Cia Ltda.	Nicaragua

Wendover Financial Services Corporation	North Carolina

Wendover Funding, Inc.	North Carolina

Trusco Services, Inc.	North Carolina

EDS Norge AS	Norway

Electronic Data Systems (EDS) of Panama Corp.	Panama

EDS Electronic Data Systems del Peru S.A.	Peru

EDS Electronic Data Systems (Philippines), Inc.	Philippines

EDS Poland Sp. z.o.o.	Poland

EDS-Electronic Data Systems Processamento de Dados Informaticos, Lda.	Portugal

Nova EDS-Petro, Electronic Data Systems de Portugal, Proessamento de Dados Informaticos, Lda.	Portugal

Electronic Data Systems (CIS) Limited Liability Company	Russia

EDS (Scotland) Finance Partnership	Scotland

EDS International (Singapore) Pte. Limited	Singapore

Atraxis Africa (Pty) Limited	South Africa

EDS Africa (Pty)Limited	South Africa

EDS Enterprise Solutions Africa (Pty) Limited	South Africa

EDS Global Field Services, S.L.	Spain

EDS Omega, S.L.	Spain

Electronic Data Systems Contact Center S.L.	Spain

Electronic Data Systems España S.A.	Spain

Gestión de Procesos Auziliares, S.L.	Spain

Rol. 20, S.A.	Spain

EDS Lanka (Private) Limited	Sri Lanka

EDS Sweden AB	Sweden

EDS (Schweiz) AG	Switzerland

EDS Information Business GmbH	Switzerland

Electronic Data Systems Taiwan Corporation	Taiwan

E.D.S. International Corporation	Texas

E.D.S. World Corporation (Netherlands)	Texas

National Heritage Insurance Company	Texas

EDS Electronic Data Systems (Thailand) Co., Ltd.	Thailand

EDS Electronic Data Sistemleri Ticaret Limited Sirketi	Turkey

Electronic Data Systems de Venezuela “EDS” C.A.	Venezuela

High Tech Services Risk Retention Group, Inc.	Vermont

EDS Zimbabwe (Pvt) Limited	Zimbabwe